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                                                                    EXHIBIT 2.12


            FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION
            -------------------------------------------------------


     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "First Amendment"), dated as of March 27, 1998, is made and entered into by and among

SAVOIR TECHNOLOGY GROUP, INC, a Delaware Corporation ("Parent"), STG ACQUISITION
----------------------------                                     ---------------
CORP., a Delaware corporation ("Sub"), MCBA SYSTEMS, INC., an Alabama
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corporation ("MCBA"), MICHAEL N. GUNNELLS and JOHN HARKINS (together the
                      -------------------     ------------
"Selling Shareholders").

     RECITALS:

     A.  Sub is a wholly owned subsidiary of Parent.

     B. Parent, the Selling Shareholders and MCBA are parties to that certain Agreement and Plan of Reorganization, dated as of November 22, 1997 (the "Merger Agreement").

     C. The Merger Agreement provides that Sub will merge with and into MCBA with MCBA continuing as the surviving corporation.

     D. The Merger Agreement also provides that as soon as practicable following the execution of the Merger Agreement, Parent, the Selling Shareholders and MCBA will execute an amendment to the Merger Agreement and such other documents as may be necessary to cause Sub to become a party to the Merger Agreement.

     E. The Merger Agreement also provides that if the Closing has not occurred by March 31, 1998, the Merger Agreement may be terminated pursuant to Section 9.1(c) of the Merger Agreement and that Parent, MCBA and the Selling Shareholders shall use their respective best efforts to cause the Closing Date to be no later than March 31, 1998.

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Each of Parent, Sub, the Selling Shareholders and MCBA hereby agree that by execution and delivery of this First Amendment, Sub will be deemed to have signed and become a party to the Merger Agreement as of the date hereof and shall be entitled to all of the rights and subject to all of the obligations and otherwise bound by all of the provisions thereof, in each case applicable to Sub.

     2. Each of Parent, Sub, the Selling Shareholders and MCBA hereby agree that by execution and delivery of this First Amendment, all references to March 31, 1998 in Sections 2.13, 7.4 and 9.1(c) of the Merger Agreement are hereby amended to refer to May 15, 1998.

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     3.  Each of Parent, Sub, the Selling Shareholders and MCBA hereby agree that by execution and delivery of this First Amendment, Section 2.6(a) of the Merger Agreement shall be amended to include, after the first sentence of
Section 2.6(a), the following:

     "The aggregate number of shares of STG Common Stock shall be reduced by that number of shares of STG Common Stock equal to (i) the unpaid balance of principal and interest pursuant to that certain Promissory Note (the "Promissory Note"), dated March 31, 1998, issued by MCBA to STG in the aggregate principal amount of Four Hundred Eighty Thousand Dollars ($480,000.00) divided by (ii) the value of one share of STG Common Stock which shall be calculated based on the average closing price of the STG Common Stock (as quoted in the Wall Street Journal) for the ten (10) trading days up to, but excluding, the second trading day before the Closing Date."

     4. Each of Parent, Sub, the Selling Shareholders and MCBA hereby agree that by execution and delivery of this First Amendment, Section 9.2(b)(i) of the Merger Agreement shall be amended to include, at the end of Section 9.2(b)(i), the following:

     "In the event that the Promissory Note has not been paid in full by MCBA, the termination fee paid by STG shall be applied against that certain sum owing to STG by MCBA pursuant to the Promissory Note and, accordingly, the unpaid principal balance of the Promissory Note shall be decreased by the amount of the termination fee."

     5. Each of Parent, Sub, the Selling Shareholders and MCBA hereby agree that by execution and delivery of this First Amendment, all references to May 31, 2000 in Sections 2.12(g) and 2.12(h) of the Merger Agreement are hereby amended to refer to July 15, 2000.

     6. Each of Parent, Sub, the Selling Shareholders and MCBA hereby agree that by execution and delivery of this First Amendment, the Disclosure Schedule attached to the Merger Agreement as Exhibit B is hereby amended as set forth on Exhibit B attached hereto.

     7. Each of Parent, Sub, the Selling Shareholders and MCBA hereby agree that by execution and delivery of this First Amendment, Section 5.11 of the Merger Agreement shall be amended to include, at the end of Section 5.11, the following:

     "or with respect to the Promissory Note."

     8. Each of Parent, Sub, the Selling Shareholders and MCBA hereby agree that by execution and delivery of this First Amendment, all references to May 31, 2000 in the Form of Earn-Out Agreement attached as Exhibit 2.15 to the Merger Agreement are hereby amended to refer to July 15, 2000.

     9. This First Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may

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consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     10. Other than as set forth herein, this First Amendment does not modify, change or delete any other term, provision, addendum, representation, warranty, agreement or covenant (the "Provisions") relating to or contained in the Merger Agreement, and all such Provisions remain in full force and effect.

     11. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     12. This First Amendment and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by each party hereto.

                                   *   *   *

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     IN WITNESS WHEREOF, each of the parties hereto have executed this First
Amendment and caused the same to be duly delivered on its behalf as of the date first written above.

                               SAVOIR TECHNOLOGY GROUP, INC.



                               By         /s/ P. Scott Munro
                                  -------------------------------------
                                           P. Scott Munro
                                          President and CEO


                               STG ACQUISITION CORP.



                               By          /s/ P. Scott Munro
                                  -------------------------------------
                                           P. Scott Munro
                                              President


                               MCBA SYSTEMS, INC.



                               By       /s/ Michael N. Gunnells
                                  -------------------------------------
                                           Michael N. Gunnells
                                              President


                               SELLING SHAREHOLDERS



                                         /s/ Michael N. Gunnells
                                  --------------------------------------
                                           Michael N. Gunnells


                                            /s/  John Harkins
                                  --------------------------------------
                                              John Harkins

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                                   EXHIBIT B
                                   ---------

                           SCHEDULE OF EXCEPTIONS OF
                           -------------------------

                              MCBA SYSTEMS, INC.
                              ------------------


     Pursuant to Article 3 of the Agreement and Plan of Reorganization, dated as of November 22, 1997, by and among SAVOIR TECHNOLOGY GROUP, INC, a Delaware
                                   ----------------------------
Corporation ("Parent"), MCBA SYSTEMS, INC., an Alabama corporation ("MCBA"),
                        ------------------
MICHAEL N. GUNNELLS and JOHN HARKINS (together the "Selling Shareholders"), as
-------------------     ------------
amended by the First Amendment to Agreement and Plan of Reorganization, dated as of March 27, 1998, by and among Parent, STG ACQUISITION CORP., a Delaware
                                        ---------------------
corporation ("Sub"), MCBA and the Selling Shareholders, and as the same may be amended from time to time (the "Merger Agreement") this Exhibit B sets forth the
                                                        ---------
exceptions and explanations deemed necessary by MCBA and the Selling Shareholders to provide the Parent with a complete and accurate understanding of the status and condition of MCBA immediately prior to the closing of the Merger Agreement. The numbers set forth below correspond to the enumerated sections of
Article 3 of the Merger Agreement.

     3.8  Business Changes.
          ----------------

     Promissory Note (the "Promissory Note"), dated March 31, 1998, issued by MCBA to STG in the aggregate principal amount of Four Hundred Eighty Thousand Dollars ($480,000.00).

     3.15  Contracts.
           ---------

     Promissory Note issued by MCBA to STG.

     3.30  Liabilities.
           -----------

     Promissory Note issued by MCBA to STG.

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